UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

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☐	Soliciting material pursuant to §240-14a-12

Novellus Systems, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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     [The following materials were provided to certain stockholders of Novellus beginning April 6, 2005.]

2005 Proxy Roadshow Presentation April 6-8 and 11-13, 2005

Forward Looking Statements This presentation contains forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this presentation, other than statements that are purely historical, are forward-looking statements and are based upon management's present expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future, including, without limitation, statements regarding proforma option overhang projections. Forward-looking statements involve risks and uncertainties, including unanticipated changes in the rate and number of options granted and shares repurchased, and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated. We do not undertake, and expressly disclaim, any obligation to update this forward-looking information, except as required under applicable law. For details concerning factors that could cause actual results to differ materially from those anticipated, please refer to our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2004. You may obtain copies of our SEC filings by contacting our Investor Relations Department or the SEC.

Management Recommendations Vote YES to Increase Stock Incentive Plan Shares Vote YES to Re-Elect All Board Members especially the Stock Option and Compensation Committee Members J. David Litster Youssef A. El-Mansy Yoshio Nishi William R. Spivey Delbert A. Whitaker Vote YES to Increase Employee Stock Purchase Plan Shares

Proposal No. 2: 2001 Stock Incentive Plan Proposed Amendment To 2001 Stock Incentive Plan Proposed Increase in Equity Awards 4,500,000 (Sub-limit for Restricted Stock 1,500,000) Dec. 31, 2004-Equity Awards Available for Grant: 2,040,000 Proforma Equity Awards Available for Grant: 6,540,000

Novellus Passes Corporate Governance Shareholder Plan Cost Test Corporate Governance Allowable Cap ^ 12% NVLS' Plan Cost ^ 11% Margin Under the Cap ^ 1% The cost of Novellus' plan is ^ 11% of Market Value as of Dec. 31, 2004 or ^ $428 Million Source Bloomberg: Market Cap @ Dec. 31, 2004 = $3.9 Billion

NVLS' Gross Burn Rate Below Permitted Maximum 2002-2004 NVLS' *Average Gross Burn Rate = 3.8% NVLS is ^ 4% below the Maximum Permitted Burn Rate of ^ 8% *Source: Equilar

NVLS' Overhang vs. Peer Companies

Criteria For Recommendation of Equity Plans Recommendation FOR an Equity Plan if Both Criteria Are Met: I: The Shareholder Plan Cost is Not Excessive II: Three Separate Sub-Tests are Passed Failure of any one of the separate sub-tests results in a Vote Against the Equity Plan Sub-Tests Pass/Fail 1. No Stock Option Repricing Pass 2. Relationship between CEO Pay and company Performance Fail 3. Option Usage ("Burn") Rate Pass

CEO Pay-For-Performance Test Focuses on Stock Price NOT Earnings Increased compensation to the CEO with Negative 1 and 3 Year Returns on Stock Price Regardless of Earnings Growth

Relationship Between CEO Pay and Company Performance * Proforma and non-U.S. GAAP net earnings, which excludes restructuring and other special charges/benefits **Source: Equilar

Growth % Revenue vs. Growth % TDC 1994 through 2004

Growth % *Net Income vs. Growth % TDC 1994 through 2004 * Proforma and non-U.S. GAAP net earnings, which excludes restructuring and other special charges/benefits

*Net Income vs. Salary & Bonus 1994 through 2004 *Proforma and non-U.S. GAAP Net Income, excludes restructuring and other special charges/benefits

Proposal No. 3: Increase ESPP Shares Requesting Approval To Increase Shares under NVLS' Amended and Restated 1992 Employee Stock Purchase Plan by 1,000,000 shares

Vote YES Proposal No. 1: Re-Elect All Nine Directors Proposal No. 2: Vote YES and Approve Increase in Equity Awards under the 2001 Stock Incentive Plan Proposal No. 3: Vote YES to Increase Shares under the 1992 Employee Stock Purchase Plan Proposal No. 4: Vote YES to appoint Ernst & Young as Novellus' Independent Auditors

     Additional Information and Where to Find it

     Novellus has filed a definitive Proxy Statement on Schedule 14A with the Securities and Exchange Commission relating to a solicitation of proxies from the stockholders of Novellus in connection with its annual meeting of stockholders and the approval of proposals set forth therein. All investors and security holders are advised to read the Proxy Statement in its entirety, because it contains important information regarding Novellus and the proposals. Novellus has mailed the definitive Proxy Statement to its stockholders. Investors and security holders may obtain a free copy of the definitive Proxy Statement and other documents filed by Novellus with the Commission at the Commission’s web site at http://www.sec.gov.